Exhibit 10.8
LANVISION SYSTEMS, INC.

EMPLOYMENT AGREEMENT AMONG LANVISION SYSTEMS, INC., LANVISION, INC. AND ALAN J. HARTMAN, EFFECTIVE JUNE 1, 1996

                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of June 1, 1996 by and among LanVision Systems, Inc., a Delaware corporation ("Parent"), LanVision, Inc., an Ohio corporation ("Company") and Alan J. Hartman ("Employee").

                                    RECITALS:
                                    ---------

         A. Parent and the Company mutually desire to employ Employee to perform certain legal and human resources services for Parent and the Company; and

         B. Employee possesses certain skills and expertise in legal and human resources services and desires to provide such services to Parent and the Company as their employee.

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.       EMPLOYMENT
         ----------

         Parent and the Company hereby agree to employ Employee, and Employee, in consideration of such employment and other consideration set forth herein, hereby accepts employment, upon the terms and conditions set forth herein.

2.       POSITION AND DUTIES
         -------------------

         During the term of this Agreement, Employee shall be employed in the position of General Counsel and Director of Human Resources of each of Parent and the Company. While employed hereunder, Employee shall do all things necessary, legal and incident to the above position, and otherwise shall perform such functions as the President and/or Chief Financial Officer of Parent or the Company may establish from time to time. Without limiting the foregoing, Employee will be responsible for and direct the legal and human resources operations and functions for Parent and the Company. Employee shall be available to perform such duties on a full-time (40 hours per week, Monday through Friday) basis at the Company's offices located at 10671 Techwoods Circle, Cincinnati, Ohio, or at such other locations designated by Parent or Company from time to time.

3.       COMPENSATION
         ------------

         Subject to such modifications as may be approved from time to time by the Board of Directors or Officers of Parent, the Employee shall receive the compensation and benefits as set forth in the offer letter dated April 16, 1996 from Thomas E. Perazzo, a copy of which is attached hereto. Such compensation shall be paid by Parent or the Company, at the discretion of Parent.

4.       EXPENSES
         --------

         Parent or the Company shall pay or reimburse Employee for all travel and out-of-pocket expenses reasonably incurred or paid by the Employee in connection with the performance of Employee's duties as an employee of Parent or the Company, respectively, upon compliance with the Company's procedures for expense reimbursement including the presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.

5.       PRIOR EMPLOYMENT
         ----------------

         The Employee warrants and represents to Parent and the Company (i) that the Employee will take no action in violation of any employment agreement or arrangement with any prior employer, (ii) that the Employee has disclosed to Parent and the Company all such prior written agreements, and (iii) that the employee has the full right and authority to enter into this Agreement and to perform all of the Employee's obligations hereunder. The Employee agrees to indemnify and hold Parent and the Company harmless from and against any and all claims, liabilities or expenses incurred by Parent and/or the Company as a result of any claim made by any prior employer arising out of this Agreement or the employment of the Employee by Parent and the Company.

6.       OUTSIDE EMPLOYMENT
         ------------------

         Employee shall devote Employee's full time and attention to the performance of the duties incident to Employee's position with Parent and the Company, and shall not have any other employment with any other enterprise or substantial responsibility for any enterprise which would be inconsistent with Employee's duty to devote Employee's full time and attention to Parent and Company matters, provided that, the foregoing shall not prevent the Employee from participating in any charitable or civic organization that does not interfere with Employee's performance of the duties and responsibilities to be performed by Employee under this Agreement.

7.       CONFIDENTIAL INFORMATION
         ------------------------

         Employee shall not, during the term of this Agreement or at any time thereafter, disclose, or cause to be disclosed, in any way Confidential Information, or any part thereof, to any person, firm, corporation, association, or any other operation or entity, or use the Confidential Information on Employee's own behalf, for any reason or purpose. Employee further agrees that, during the term of this Agreement or at any time thereafter, Employee will not distribute, or cause to be distributed, Confidential Information to any third person or permit the reproduction of the Confidential Information, except on behalf of Parent or the Company in Employee's capacity as an employee of Parent and the Company. Employee shall take all reasonable care to avoid unauthorized disclosure or use of the Confidential Information. Employee hereby assumes responsibility for and shall indemnify and hold Parent and/or the Company harmless from and against any disclosure or use of the confidential Information in violation of this Agreement.

         For the purpose of this Agreement, "Confidential Information" shall mean any written or unwritten information which specifically relates to and/or is used in Parent's or the Company's business (including without limitation, Parent's or the Company's services, processes, patents systems, equipment, creations, designs, formats, programming, discoveries inventions, improvements, computer programs, data kept on computer, engineering, research, development, applications, financial information, information regarding services and products in development, market information including test marketing or localized marketing, other information regarding processes or plans in development, trade secrets, training manuals, know-how of the Company, and the customers, clients, suppliers and others with whom Parent and/or the Company does or has in the past done, business, regardless of when and by whom such information was developed or acquired) which Parent or the Company deems confidential and proprietary which is generally not known to others outside Parent or the Company and which gives or tends to give Parent or the Company a competitive advantage over persons who do not possess such information or the secrecy of which is otherwise of value to Parent and/or the Company in the conduct of its business -- regardless of when and by whom such information was developed or acquired, and regardless of whether any of these are described in writing, reduced to practice, copyrightable, or considered copyrightable, patentable or considered patentable. Provided, however, that "Confidential Information" shall not include general industry information or information which is publicly available or is otherwise in the public domain without breach of this Agreement, information which Employee has lawfully acquired from a source other than Parent or the Company, or information which is required to be disclosed pursuant to any law, regulation, or rule of any governmental body or authority or court order. Employee acknowledges that the Confidential Information is novel, proprietary to and of considerable value to Parent and the Company.

         Employee agrees that all restrictions contained in this Section 7 are reasonable and valid under the circumstances and hereby waives all defenses to the strict enforcement thereof by Parent and/or the Company.

         Employee agrees that, upon the request of Parent or the Company, Employee will immediately deliver up to the requesting entity all Confidential Information in Employee's possession and/or control, and all notes, records, memoranda, correspondence, files and other papers, and all copies, relating to or containing Confidential Information. Employee does not have, nor can Employee acquire any property or other right in the Confidential Information.

8.       PROPERTY OF PARENT AND THE COMPANY
         ----------------------------------

         All ideas, inventions, discoveries, proprietary information, know-how, processes and other developments and, more specifically, improvements to existing inventions, conceived by the Employee, alone or with others, during the term of the Employee's employment, whether or not during working hours and whether or not while working on a specific project, that are within the scope of Parent's or the Company's business operations or that relate to any work or projects of Parent or the Company, are and shall remain the exclusive property of Parent and the Company. Inventions, improvements and discoveries relating to the business of Parent or the Company conceived or made by the Employee, either alone or with others, while employed with Parent and the Company are conclusively and irrebutably presumed to have been made during the period of employment and are the sole property of Parent and the Company. The Employee shall promptly disclose in writing any such matters to Parent and the Company but to no other person without the consent of Parent. The Employee will, upon request of Parent, execute such assignments or other instruments and assist Parent and the Company in the obtaining, at the Company's sole expense, of any patents, trademarks or similar protection, if available, in the name of the Company.

9.       NON-COMPETITION AGREEMENT
         -------------------------

         (A) Except for a change in control of Parent, during the term of this Agreement and for a period of one year after the termination date of this Agreement (whether such termination be with or without cause), Employee agrees that he will not directly or indirectly, own, operate or otherwise work for or participate in any competitive business in the United States which designs, develops, manufactures or markets any product or service that in any way competes with Parent's or the Company's business, products or services as conducted, or planned to be conducted, on the date of termination (a "Competitive Business").

         (B) During the term of this Agreement and for a period ending one year from the termination of Employee's employment with Parent and the Company, whether by reason of the expiration of the term of this Agreement, resignation, discharge by Parent and the Company or otherwise, Employee hereby agrees that Employee will not, directly or indirectly:

                  (i) solicit, otherwise attempt to employ or contract with any current or future employee of Parent or the Company for employment or otherwise in any Competitive Business or otherwise offer any inducement to any current or future employee of Parent or the Company to leave Parent's or the Company's employ, except that the foregoing restriction shall not apply to Employee with respect to the person serving as his administrative assistant; or

                  (ii) contact or solicit any customer or client of Parent or the Company (an "Existing Customer"), contact or solicit any individual or business entity with whom Parent or the Company has directly communicated for the purpose of rendering services prior to the effective date of such termination ("a Potential Customer") or otherwise provide any other products or services for any Existing Customer or Potential Customer of Parent or the Company, on behalf of a Competitive Business or in a manner that is competitive to the Parent's or the Company's business; or

                  (iii) use or divulge to anyone any information about the identity of Parent's or the Company's customers or suppliers (including without limitation, mental or written customer lists and customer prospect lists), or information about customer requirements, transactions, work orders, pricing policies, plans, or any other Confidential Information.

         (C) For the purpose of this Agreement, Competitive Business shall mean any business operation (including a sole proprietorship) in the United States which designs, develops, manufactures or markets any product or service that in any way competes with Parent's or the Company's health information access system business, products or services as conducted, or contemplated to be conducted, on the date of termination.

10.      TERM
         -----

         Unless earlier terminated pursuant to Section 11 hereof, the term of this Agreement shall be for the time period beginning June 1, 1996 the date hereof and continuing through May 31, 1999 (the "Term"). Neither Parent or the Company nor the Employee shall have any obligation to the other to negotiate a new period of employment subsequent to the end of the Term.

11.      TERMINATION
         -----------

         (A) DEATH This Agreement and Employee's employment thereunder shall be terminated on the death of Employee, effective as of the date of Employee's death.

         (B) CONTINUED DISABILITY This Agreement and Employee's employment thereunder may be terminated, at the option of Parent upon a Continued Disability of Employee, effective as of the date of the determination of continued Disability as that term is hereinafter defined. For the purposes of this Agreement, "Continued Disability" shall be defined as the inability or incapacity (either mental or physical) of Employee to continue to perform 120 working days, or if, during any calendar year of the Term hereof because of disability, Employee shall have been unable to perform Employee's duties hereunder for a total period of 180 working days regardless of whether or not such days are consecutive. The determination as to whether Employee is unable to perform the essential functions of Employee's job shall be made by Parent's Board of Directors in its reasonable discretion; provided, however, that if Employee is not satisfied with the decision of the Board, Employee will submit to examination by three competent physicians who practice in the metropolitan area in which the Employee then resides, one of whom shall be selected by Parent, another of whom shall be selected by Employee, with the third to be selected by the physicians so selected. The decision of a majority of the physicians so selected shall supersede the decision of the Board and shall be final and conclusive.

         (C) TERMINATION FOR GOOD CAUSE Notwithstanding any other provision of this Agreement, Parent may at any time immediately terminate this Agreement and Employee's employment thereunder for Good Cause. For this purpose, "Good Cause" shall include the following: the current use of illegal drugs; indictment for any crime involving moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which would adversely impact the business or reputation of Parent or the Company; fraud; misappropriation or embezzlement of Parent or Company funds or property; willful conduct which is materially injurious to the reputation, business or business relationships of Parent or the Company; or material violation of any of the provisions of this Agreement. Any alleged cause for termination shall be delivered in writing to Employee stating the full basis for such cause along with any notice of such termination.

         (D) TERMINATION WITHOUT GOOD CAUSE Parent or the Company may terminate Employee's employment prior to the Expiration Date at any time, whether or not for Good Cause (as "Good Cause" is defined in Section 11 (C) above). In the event Parent or the Company terminates Employee without cause, Parent or the company will pay Employee a lump sum amount equal to three-quarters times the Employee's annual salary and bonus at the time of termination. Such severance payment shall be paid within 90 days following the date of Employee's termination.

12.      CHANGE IN CONTROL;  ACCELARATED VESTING SHEDULES
         ------------------------------------------------

         In the event that, within twelve months of a change in control of Parent, Employee's employment by Parent and the Company is terminated prior to the end of the Term or Employee terminates his employment due to a material reduction in his duties or compensation, (i) all stock options granted to Employee shall immediately vest in full, and (ii) Parent or the Company will pay Employee a lump sum amount equal to three-quarters times the Employee's annual salary and bonus at the time of termination. For purposes of this Agreement, "change in control" means any of the following events:

         (a) A change in control of the direction and administration of Parent's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A promulgated under the Securities Exchange Act of 1934, as amended the (the "1934 Act"), as in effect on the date hereof and any successor provision of the regulations under the 1934 Act, whether or not Parent is the subject to such reporting requirements; or

         (b) Any "person" (as such term is used in Section 13 (d) and Section 14 (d) (2) of the 1934 Act but excluding any employee benefit plan of Parent) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Parent representing more than one half of the combined voting power of Parent's outstanding securities then entitled to vote for the election of directors; or

         (c) Parent shall sell all or substantially all of the assets of Parent; or

         (d) Parent shall participate in a merger, reorganization, consolidation or similar business combination that constitutes a change in control as defined in the 1996 LanVision

         Systems, Inc. Employee Stock Option Plan and/or results in the occurrence of any event described in clause (a), (b), or (c) above.

13.      ACKNOWLEDGEMENTS
         ----------------

         Parent, the Company and Employee each hereby acknowledge and agree as follows:

         (A) The covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration, and, with respect to the covenants, restrictions, agreements and obligations set forth in Sections 7, 8 and 9 hereof, are reasonable in duration and geographic scope.

         (B) In the event of a breach or threatened breach by Employee of any of the covenants, restrictions, agreements and obligations set forth in Section 7, 8, and/or 9, monetary damages or the other remedies at law that may be available to Parent and/or the Company for such breach or threatened breach will be inadequate and, without prejudice to Parent's or the Company's right to pursue any other remedies at law or in equity available to it for such breach or threatened breach, including, without limitation, the recovery of damages from Employee, Parent and/or the Company will be entitled to injunctive relief from a court of competent jurisdiction; and

         (C) The time period and geographical area set forth in Section 9 hereof are each divisible and separable, and, in the event that the covenants not to compete contained therein are judicially held invalid or unenforceable as to such time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time period(s) which the court determines to be reasonable and enforceable. The Employee agrees that in the event any court of competent jurisdiction determines that the above covenants are invalid or unenforceable to join with Parent and the Company in requesting that court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with the then applicable law. Furthermore, any period of restriction or covenant herein stated shall not include any period of violation or period of time required for litigation to enforce such restriction or covenant.

14.      NOTICES
         -------

         Any notice or communication required or permitted hereunder shall be given in writing and shall be sufficiently given if delivered personally or sent by telecopier to such party addressed as follows:

         (A) In the case of Parent or the Company, if addressed to it as follows:

                  LanVision Systems, Inc.
                  10671 Techwoods Circle
                  Cincinnati, Ohio  45242
                  Attn: J. Brian Patsy

         (B)      In the case of Employee, if addressed to Employee at:

                  Alan J. Hartman
                  10671 Techwoods Circle
                  Cincinnati, Ohio  45242

         Any such notice delivered personally or by telecopier shall be deemed to have been received on the date of such delivery. Any address for the giving of notice hereunder may be changed by notice in writing.

15.      ASSIGNMENT, SUCCESSORS AND ASSIGNS
         ----------------------------------

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. Parent and the Company may assign or otherwise transfer their rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), but this Agreement may not be assigned, nor may the duties hereunder be delegated by Employee. In the event that Parent and the Company assign or otherwise transfer their rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), for all purposes of this Agreement, "Parent" and the "Company" shall then be deemed to include the successor or affiliated business or corporation to which Parent and the Company respectively, assigned or otherwise transferred their rights hereunder.

16,      MODIFICATION
         ------------

         This Agreement may not be released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto.

17.      SEVERABILITY
         ------------

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all respects as if any such invalid provision were omitted herefrom.

18.      COUNTERPARTS
         ------------

         This Agreement may be signed in counterparts and each of such counterpart shall constitute an original document and such counterparts taken together, shall constitute one in the same instrument.

19.      DISPUTE RESOLUTION
         ------------------

         Except as set forth in Section 13 above, any and all disputes arising out of or in connection with the execution, interpretation, performance, or non-performance of this Agreement or any agreement or other instrument between, involving or affecting the parties (including the validity, scope and enforceability of this arbitration clause), shall be submitted to and resolved by arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within 15 days after the receipt of such notice. If the dispute cannot be resolved within the fifteen-day period, either party may file a written demand for arbitration with the American Arbitration Association. The place of arbitration shall be Cincinnati, Ohio.

20.      GOVERNING LAW
         -------------

         The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio and the laws of the United States applicable therein. The Employee acknowledges and agrees that Employee is subject to personal jurisdiction in state and federal courts in Hamilton County, Ohio.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

                                     LANVISION SYSTEMS, INC.

                                     By:   /s/ J. Brian Patsy
                                          ----------------------------------

                                     Its:  President
                                          ----------------------------------


                                     LANVISION, INC.

                                     By:    /s/ J. Brian Patsy
                                           ---------------------------------

                                     Its:   President
                                           ---------------------------------

                                     EMPLOYEE

                                      /s/ Alan J. Hartman
                                     ---------------------------------------

April 16, 1996

Alan J. Hartman
53 West Villa Place
Fort Thomas, Kentucky

Dear Alan:

On behalf of LanVision, Inc., I am pleased to extend this offer of full time employment to join our company as director of human resources and general counsel. We understand that you must give your current employer adequate notice. However, it is our understanding that you will commence work no later than June 3,1996. Your salary will be $9,583.33 monthly which is equivalent to $115,000 per year. In addition, you will be eligible for a $15,000 bonus that will be based upon LanVision achieving its revenue, gross margin and profitability goals on terms similar to the executive officers of LanVision. Also, you will receive options to purchase 12,000 common shares of LanVision Systems, Inc. at $13.00 per share. You will be immediately eligible for two weeks of vacation. However, after January 31,1997, you will become eligible for three weeks of vacation. Furthermore, you will be eligible for a $300 per month car allowance.

You are eligible to join our Company Healthcare Insurance Plan on the first day of the month following 30 days from your start date. Also, upon the completion of one full year of contribution you will become eligible to join Employee Stock Purchase Plan for full time associates. This plan was put into effect by the Board Of Directors of The Company on November 30, 1995. The plan is designed to offer incentive for all of us to maximize the quality of products and services LanVision provides and to share the reward of the company's long term success from having done so.

Also, in the event of a change in control resulting in the loss of your job or a decrease in your pay or responsibilities or termination without cause, you will be entitled to severance pay equal to three fourths of your total annual compensation.

Please note that this offer of employment is contingent upon the absence of any conflicts and your signing a confidentiality and non-compete agreement. If you have any questions regarding any of this information, please do not hesitate to ask me for further details.

Alan, I am sure you will significantly contribute to the success of LanVision., and I am looking forward to working with you once again.

Very truly yours,

/s/ Thomas E. Perazzo

Thomas E. Perazzo
Chief Financial Officer